SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Subject: Proxy vote: Requesting your help

Dear NAME,

As you may be aware, Fidelity is proposing to reclassify Fidelity Advisor® Growth Opportunities Fund as non-diversified, and we are actively seeking shareholder votes for the proposal. There will be a special meeting of fund shareholders to provide them with the opportunity to vote on this proposal which affects the fund and their investment in it. Details on the proposal are below.

PROPOSAL: To reclassify the diversification status of the fund from diversified to non-diversified. Reference this Proxy Statement for all the details.

The fund’s Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal.

{“Message” will link to a Fidelity Advisor Growth Opportunities Fund video}

Message from portfolio managers Kyle Weaver and Becky Baker.

We want to ensure you are aware of this fund action as your advisor’s clients hold shares in the fund. Your advisor’s clients may or may not have voted their shares. We kindly ask that you encourage your advisors to urge their clients to vote.

Thank you in advance for your help. Please contact me with any questions.

AUTO SIG

Subject: Proxy vote: Requesting your help

Dear NAME,

As you may be aware, Fidelity is proposing to reclassify Fidelity Advisor® Growth Opportunities Fund as non-diversified, and we are actively seeking shareholder votes for the proposal. There will be a special meeting of fund shareholders to provide them with the opportunity to vote on this proposal which affects the fund and their investment in it. Details on the proposal are below.

PROPOSAL: To reclassify the diversification status of the fund from diversified to non-diversified. Reference this Proxy Statement for all the details.

The fund’s Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal.

{“Message” will link to a Fidelity Advisor Growth Opportunities Fund video}

Message from portfolio managers Kyle Weaver and Becky Baker.

We want to ensure you are aware of this fund action as your clients hold shares in the fund. Your clients may or may not have voted their shares. We kindly ask that you urge your clients to vote.

If your clients no longer have their Proxy Voting Card, they should call the Broadridge Proxy Service Center at 1-844-670-2134.

Finally, your clients may have received a written communication labeled “URGENT: YOUR RESPONSE IS CRITICAL.” This communication is valid; it was distributed by out proxy service provider Broadridge.

Thank you in advance for your help. Please contact your Fidelity representative with any questions.

Fidelity Investments

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Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

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Title: Fidelity Advisor Growth Opportunities Fund

Subheadline: Portfolio Managers Kyle Weaver and Becky Baker discuss an important proxy vote

[Kyle Weaver] Hi – I’m Kyle Weaver

[Becky Baker] And I’m Becky Baker. We are the portfolio managers of the Fidelity Advisor Growth Opportunities Fund.

As you may be aware, Fidelity is proposing to reclassify our fund as non-diversified, and we are actively seeking shareholder votes for the proposal.

We believe, and the Board of Trustees agrees, that this reclassification is in the best interest of the fund and its shareholders.

[Kyle] Importantly, this would give us increased flexibility in the management of the fund and provide the potential for better investment performance.

We want to ensure that you are aware of this proposal because clients of yours hold shares in the fund. And your clients may or may not have voted their shares and we just ask that you urge them to vote.

The email that accompanies this video includes a link to proxy details and ways your clients can vote.

[Becky] Thank you, as always, for the confidence you have placed in us and in Fidelity.

###

For investment professional use only. Not for distribution to the public as sales materials in any form.

The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement describing the relevant reclassification discussed herein (and containing important information about fees, expenses, and risk considerations) and a prospectus for the relevant fund, please call 1-877-208-0098 (VIP funds, Advisor funds and classes). The prospectus/proxy statements will also be available for free on the Securities and Exchange Commission’s web site (www.sec.gov).

Past performance is no guarantee of future results.

Keep in mind that investing involves risk. The value of your investment will fluctuate over time, and you may gain or lose money.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended.

Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market or economic developments. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks. Growth stocks can perform differently from the market as a whole and other types of stocks and can be more volatile than other types of stocks.

Before investing in any mutual fund, consider the funds’ investment objectives, risks, charges, and expenses. Contact your investment professional or visit institutional.fidelity.com for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

Fidelity Brokerage Services LLC, Member NYSE, SIPC,

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Fidelity Distributors Company LLC,

900 Salem Street, Smithfield, RI 02917

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